*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 17, 2019.

THE CHEFS' WAREHOUSE, INC.	Meeting Information
Meeting Type: Annual Meeting
For holders as of: March 18, 2019
Date: May 17, 2019 Time: 10:00 AM EDT
Location: The Chefs' Warehouse, Inc. 100 East Ridge Road Ridgefield, Connecticut 06877 Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/chef19.

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—Before You Vote—
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
2019 Notice and Proxy Statement Proxy Card Annual Report
How to View Online:
Have the information that is printed in the box marked by the arrow àXXXX XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow àXXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 3, 2019 to facilitate timely delivery.

—How To Vote—
Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet:
Before The Meeting: Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow àXXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

During The Meeting: Go to www.virtualshareholdermeeting.com/chef19. Have the information that is printed in the box marked by the arrow àXXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote
FOR the following:
1. Election of Directors

Nominees:
01)	Dominick Cerbone	05)	Stephen Hanson
02)	Joseph Cugine	06)	Katherine Oliver
03)	Steven F. Goldstone	07)	Christopher Pappas
04)	Alan Guarino	08)	John Pappas

The Board of Directors recommends you vote FOR the following proposals:

2. To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2019.

3.	To approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the 2019 Notice and Proxy Statement.

4. To approve our 2019 Omnibus Equity Incentive Plan included as Appendix A in the 2019 Notice and Proxy Statement.

Note: We will transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.